EXHIBIT 99

NEWS RELEASE
For Immediate Release

CNT ANNOUNCES PROMOTION OF EDWARD J. WALSH

CNT Executive Assumes Responsibility for Worldwide Sales Team

MINNEAPOLIS, MN. May 25, 2004 — CNT (NASDAQ: CMNT), the global expert in storage networking solutions, today announced the promotion of Edward J. Walsh to Senior Vice President, Worldwide Sales, Marketing and Alliances.

Mr. Walsh joined CNT in 2001 through the acquisition of Articulent, a storage infrastructure solutions and services company he co-founded in 1989. He has more than 15 years of sales and marketing experience in the storage and storage networking industries. At Articulent, Mr. Walsh held the position of Vice President of Sales, and he joined CNT as the Vice President of Sales for the Storage Solutions Group, which was subsequently integrated into the broader CNT sales team. Prior to joining Articulent, Mr. Walsh was with EMC Corporation.

Most recently, Mr. Walsh has held the role of Vice President of Marketing, Strategy and Business Development at CNT.

“Since joining CNT, Ed has been instrumental in defining the mission and go-to-market plans and in driving our strategic direction,” said Tom Hudson, CNT’s President, Chairman, and CEO. “His knowledge of our products and services, the storage networking industry and customer needs is excellent. In his new role, he will be in a capacity to more directly implement that strategy with our worldwide field team. I look forward to his continued contributions to CNT’s growth.”

“I am thrilled to have the opportunity to lead this team. We see more customers moving towards Information Lifecycle Management and tiered storage strategies,” commented Ed Walsh, CNT’s Senior Vice President of Sales, Marketing and Alliances. “These strategies dictate a storage and storage networking infrastructure that is integrated across their entire enterprise. CNT is ideally positioned, with technology, services and solutions, to help customers address these strategies and optimize their business results.”

James A. Fanella, formerly head of sales for CNT, has left CNT to pursue other opportunities.

CNT Corporation

6000 Nathan Lane North Minneapolis, Minnesota 55442
Tel: U.S. 800-638-8324 International 763-268-6000 Fax: 763-268-6800

About CNT

CNT is the expert in today’s most cost-effective and reliable storage networking solutions. For over 20 years, businesses around the world have depended on us to improve business efficiency, increase data availability and manage their business-critical information. CNT applies its technology, products and expertise in open storage networking architecture and business continuity to help companies build end-to-end solutions consisting of analysis, planning and design, multi-vendor integration, implementation and ongoing remote management of the SAN or storage infrastructure. For more information, visit CNT’s web site at http://www.cnt.com or call 763-268-6000.

For Additional Information, Contact:
Greg Barnum, VP of Finance & CFO
763-268-6110; greg_barnum@cnt.com

Certain statements in this press release and in documents we have filed with the Securities and Exchange Commission, and oral statements made by or with the approval of our executive officers contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about our anticipated receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, timing of and plans for the introduction or phase-out of products or services, enhancements of existing products or services, plans for hiring additional personnel, entering into strategic partnerships, and other plans, objectives, expectations and intentions that are not historical fact.

The words “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) competitive factors, including pricing pressures, (ii) variability in quarterly and annual sales, (iii) economic trends in various geographic markets, including changes in IT spending levels; (iv) relationships with our strategic partners; (v) unanticipated risks associated with introducing new products and features; (vi) technological change affecting our products (vii) adverse judgements in present and future litigation; (viii) our ability to obtain market acceptance of our new products; (ix) our ability to anticipate end user needs: (x) dependence on sole source and limited source suppliers (xi) our ability to retain and attract key personnel; (xii) the existence of undetected errors in our products; (xiii) our ability to protect our intellectual property and defend against infringement claims; (xiv) variability in gross profit caused by sales mix and other factors; (xv) receipt of anticipated orders; and (xvi) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.